Exhibit 99.B(14)(b)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated November 26, 2025, with respect to the financial statements of the High Yield Bond Fund, a series of the SEI Institutional Managed Trust, as of September 30, 2025, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus/Information Statement.

/s/ KPMG LLP

Philadelphia, Pennsylvania
April 8, 2026